                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 14a-11(c) or Rule 14a-2
                             BayCorp Holdings, Ltd.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             BAYCORP HOLDINGS, LTD.
                            51 DOW HIGHWAY, SUITE 7
                               ELIOT, MAINE 03903

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 24, 2002

To the Stockholders:

     The Annual Meeting of Stockholders of BayCorp Holdings, Ltd. (the "Company") will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Wednesday, April 24, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

     2. To approve the proposal to adopt the Company's 2001 Non-Statutory Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 14, 2002 will be entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors,

                                          FRANK W. GETMAN JR.
                                          President and Chief Executive Officer

Eliot, Maine
April 1, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             BAYCORP HOLDINGS, LTD.
                            51 DOW HIGHWAY, SUITE 7
                               ELIOT, MAINE 03903

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BayCorp Holdings, Ltd. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 24, 2002 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Company's Annual Report for the fiscal year ended December 31, 2001 (which consists in principal part of the Company's Annual Report on Form 10-K for that year as filed with the Securities and Exchange Commission (the "Commission")) is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 1, 2002. A copy of the Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 will be furnished to any stockholder upon payment of an appropriate processing fee pursuant to a written request sent to the Secretary, BayCorp Holdings, Ltd., 51 Dow Highway, Suite 7, Eliot, Maine 03903.

VOTING SECURITIES AND VOTES REQUIRED

     On March 14, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 8,484,119 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Stockholders are entitled to one vote per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required for the approval of the proposal to adopt the Company's 2001 Non-Statutory Stock Option Plan (the "2001 Plan").

BAYCORP HOLDINGS, LTD. AS SUCCESSOR TO GREAT BAY POWER CORPORATION

     As a result of a corporate restructuring that was effective on January 24, 1997 (the "Restructuring Date"), the Company's principal asset at that date was its 100% equity interest in Great Bay Power Corporation ("Great Bay"). Great Bay owns a 12.1% interest in the Seabrook Nuclear Power Station in Seabrook, New Hampshire (the "Seabrook Project"). Unless the context requires otherwise, references in this Proxy Statement to the Company for events and time periods before the Restructuring Date reflect treatment of the Company as the successor to Great Bay. On November 19, 1999, the Company's subsidiary, Little Bay Power Corporation, acquired an additional 2.9% interest in the Seabrook Project from Montaup Electric Company. The Company also owns a 45.9% equity interest in HoustonStreet Exchange, Inc. ("HoustonStreet"), an Internet-based independent crude oil and refined products trading exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of the Company's Common Stock as of March 1, 2002 by (i) the only persons known by the Company to own more than five percent of the

Company's outstanding shares, (ii) all directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                                         SHARES OF
                                                        COMMON STOCK         PERCENTAGE OF
                                                        BENEFICIALLY          COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED(1)           OUTSTANDING(2)
------------------------------------                    ------------         --------------
5% Stockholders
Group consisting of:
  Leon G. Cooperman
  Omega Capital Partners, L.P.
  Omega Institutional Partners, L.P, and
  Omega Advisors, Inc.
  (the "Omega Group").................................     2,758,800(3)           32.9%
  c/o Omega Advisors, Inc.
  Wall Street Plaza
  88 Pine Street
  New York, NY 10005
Group consisting of:
  Elliott Associates, L.P.
  Elliott International, L.P.
  Elliott International Capital Investors, Inc.
  (the "Elliott Group")...............................     1,940,808(4)           23.1%
  712 Fifth Avenue, 36th floor
  New York, NY 10019
Directors and Executive Officers
Patrycia T. Barnard...................................        57,200(5)              *
Anthony M. Callendrello...............................        20,000(6)              *
Alexander Ellis III...................................        40,750(7)              *
Stanley I. Garnett II.................................        46,667(8)              *
Frank W. Getman Jr....................................       227,333(9)            2.7%
James S. Gordon.......................................        70,000(10)             *
Michael R. Latina.....................................        60,000(11)             *
Lawrence M. Robbins...................................        40,000(12)             *
John A. Tillinghast...................................       195,600(13)           2.3%
All directors and executive officers as a group (9
  individuals)........................................       757,550(11)(13)(14)       9.0%

---------------
  *  Less than 1% of the total number of shares outstanding.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares of the Company that the person or entity has the right to acquire within 60 days after March 1, 2002. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Number of shares deemed outstanding includes 8,389,935 shares outstanding as of March 1, 2002, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 1, 2002.

 (3) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of March 1, 2002 and a Schedule 13D/A filed with the Commission on October 4, 2001 by the indicated stockholders. Leon G. Cooperman reported beneficial ownership of 2,758,800 shares, with sole voting and dispositive power with respect to 2,156,220 of such shares and shared voting and dispositive power with respect to 602,580 of such shares. Omega Capital Partners, L.P. ("Omega Capital") reported beneficial ownership of 1,030,860 shares, with sole voting and dispositive power as to all such shares. Omega Institutional Partners, L.P. ("Omega Institutional") reported beneficial ownership of 47,920 shares, with sole voting and dispositive power as to such shares. Omega Equity Investors, L.P. ("Omega Equity") reported beneficial ownership of 116,200 shares with sole voting and dispositive power as to such shares. Omega Advisors, Inc. ("Omega Advisors") reported beneficial ownership of 1,563,820 shares with sole voting and dispositive power with respect to 961,240 of such shares and shared voting and dispositive power with respect to 602,580 of such shares. Mr. Cooperman is the managing partner of each of Omega Capital, Omega Institutional Partners and Omega Equity and is the President of Omega Advisors. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Collectively, these stockholders and other affiliates of Mr. Cooperman and Omega Advisors, Inc. are referred to as the "Omega Group" or "Omega Group entities."

 (4) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of March 1, 2002 and a Schedule 13D/A filed with the Commission on January 19, 2001 by Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), Elliott International, L.P., a Cayman Islands limited partnership ("Elliott International"), and Elliott International Capital Advisors, Inc., a Delaware corporation and investment manager to Elliott International ("EICA"). Elliott reported beneficial ownership of 946,059 shares and Elliott International reported beneficial ownership of 994,749 shares. EICA and Elliott International reported shared voting and dispositive power with respect to all shares reported as beneficially owned by Elliott International. Mr. Paul E. Singer ("Singer") and Elliott Capital Advisors, L.P., a Delaware limited partnership, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., a Cayman Islands corporation, is the sole general partner of Elliot International. EICA expressly disclaimed equitable ownership of and pecuniary interest in any Common Stock. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act. Collectively, these stockholders and other affiliates of Elliott Associates, L.P. are referred to as the "Elliott Group."

 (5) Includes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

 (6) Consists of 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 Plan. Excludes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

 (7) Includes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

 (8) Consists of 46,667 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

 (9) Includes 224,333 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 50,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

(10) Includes 20,000 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2001 Plan. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

(11) Consists of 60,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes the 1,940,808 shares deemed beneficially owned by the Elliott Group. See footnote (4) above. From January 1998 to July 2001, Mr. Latina was a portfolio manager for Elliott Associates, L.P. Mr. Latina disclaims beneficial ownership of all shares deemed beneficially owned by the Elliott Group. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

(12) Consists of 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

(13) Includes 114,184 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 Plan as of March 1, 2002. On March 7, 2002, Mr. Tillinghast exercised options to acquire 94,184 shares of Common Stock. As of March 14, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, Mr. Tillinghast owned 155,600 shares of Common Stock and options to acquire 20,000 shares of Common Stock that were exercisable as of March 1, 2002. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

(14) Includes 588,517 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans as of March 1, 2002. Excludes 230,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the sale of the Seabrook Project.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     HoustonStreet sold shares of its Series A Convertible Preferred Stock at $3.75 per share to entities related to the Omega Group and the Elliott Group as follows:

SALE DATE         PURCHASER           SHARES    TOTAL PURCHASE
---------         ---------           ------    --------------
2/2/2000   Omega Group Entities       266,667     $1,000,001
2/2/2000   Elliott Associates, L.P.   266,667      1,000,001
3/6/2000   Omega Group Entities       400,000      1,500,000
3/6/2000   Elliott Associates, L.P.   400,000      1,500,000

     As part of HoustonStreet's Series A financing, HoustonStreet sold 2,426,669 additional shares of its Series A Stock to third parties, also at $3.75 per share. Each of these third parties, as well as HoustonStreet, Omega Group entities and Elliott Advisors, L.P., entered into a (i) Series A Convertible Preferred Stock Purchase Agreement, (ii) Stockholders' Voting Agreement, (iii) Investor Rights Agreement and (iv) Right of First Refusal and Co-Sale Agreement. Each of these agreements was amended and restated on March 31, 2001 in connection with HoustonStreet's sale of senior secured promissory notes, Series C preferred stock warrants and common stock warrants. The Company is also a party to the Amended and Restated Stockholders' Voting Agreement and the Amended and Restated Investor Rights Agreement.

     The Amended and Restated Stockholders' Voting Agreement requires the parties to cause to be elected to the board of directors of HoustonStreet one member designated by Omega Advisors, Inc., one member designated by Elliott Associates, L.P., one member who serves as the Company's Chief Executive Officer and up to six additional directors as described in the Agreement. From January 1995 to September 2000, Lawrence M. Robbins, a director of the Company, was a general partner of Omega Advisors, Inc. From January 1998 to July 2001, Michael
R. Latina, a director of the Company, was a portfolio manager for an affiliate of Elliott Associates, L.P. The Amended and Restated Investor Rights Agreement requires that HoustonStreet provide certain registration rights and rights of first refusal to certain holders of HoustonStreet capital stock, including the Series A stockholders. In addition, the Amended and Restated Right of First Refusal and Co-Sale Agreement requires that certain holders of HoustonStreet capital stock, including the Series A stockholders, provide each other with certain rights of first refusal and rights of co-sale in the event that certain stockholders seek to sell their shares of HoustonStreet capital stock.

     On March 30, 2001, HoustonStreet received approximately $2.8 million in additional funding, including $90,000 from Omega Group entities and $187,500 from James S. Gordon, a director of the Company. This financing involved the sale by HoustonStreet of senior secured notes, warrants to purchase HoustonStreet preferred stock and warrants to purchase HoustonStreet common stock.

     In April 1995, the Company granted non-statutory stock options to John A. Tillinghast, a director of the Company who served as the Company's Chief Executive Officer from April 1995 to May 1998. These options, which featured an adjusted exercise price of $4.90 per share and a seven year term, would have expired in April 2002 if not sooner exercised.

     On March 7, 2002, Mr. Tillinghast exercised options to purchase 94,184 shares of the Company's Common Stock at $4.90 per share. On that date, the Company loaned the aggregate option exercise price of $461,502 to Mr. Tillinghast and Mr. Tillinghast immediately paid that amount to the Company as consideration for the option exercise. The loan terms are set out in a nonrecourse promissory note dated March 7, 2002 made by Mr. Tillinghast in favor of the Company. The loan is secured by a stock pledge agreement between Mr. Tillinghast and the Company dated March 7, 2002.

     Under the terms of the stock pledge agreement, all of Mr. Tillinghast's shares of BayCorp Common Stock acquired upon the option exercise serve as collateral for the loan. Mr. Tillinghast may sell some or all of these shares, provided the sale proceeds are first applied to pay the outstanding amount due under the note. If Mr. Tillinghast prepays some but not all of the note, the Company must release a portion of the secured shares to Mr. Tillinghast. However, the agreement provides that the Company shall retain that number of secured shares having an aggregate fair market value equal to two times Mr. Tillinghast's then remaining indebtedness to the Company.

     The note requires Mr. Tillinghast to pay the Company principal and interest, computed at an annual rate of 5%, on the earlier of (i) December 31, 2003 or (ii) 30 days after the payment to Great Bay, Little Bay, BayCorp or its common stockholders, as the case may be, of the proceeds of the sale of (A) Great Bay's and Little Bay's interests in the Seabrook Project or (B) BayCorp's shares of capital stock of Great Bay and Little Bay or (C) the outstanding shares of capital stock of BayCorp by merger, share exchange or otherwise.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy card (Frank W. Getman Jr. and Anthony M. Callendrello) will vote to elect the seven nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee is presently serving as a director and has consented to being named in this Proxy Statement and to serve if elected.

     Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.

     Set forth below are the name and age of each person nominated to serve on the Company's Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and director nominee, directly or indirectly, as of March 1, 2002, appears under "Security Ownership of Certain Beneficial Owners and Management."

     ALEXANDER ELLIS, III, age 52, has served as a director of the Company since May 2000. Since January 1999, Mr. Ellis has been a member of RockPort Partners, LLC, a merchant banking firm serving the electric and energy industries. Mr. Ellis is a founding member of RockPort Capital Partners, LLC, a private equity fund established in May 2000. Since May 1996, Mr. Ellis has been a member of Acadia Bay Energy Co., LLC, a developer of electric power generating stations. Mr. Ellis is a director of Wattage Monitor, Inc., a web-based electric rate and service information provider, and Brazilian Resources, Inc., an energy resources company. Mr. Ellis holds a B.A. in Political Science from Colorado College and an M.B.A. from Yale School of Management.

     STANLEY I. GARNETT, II, age 58, has served as a director of the Company since June 1997. Mr. Garnett has been a senior advisor to PHB Hagler Bailly, an economic and management consulting firm, since September 1998. Mr. Garnett was an Executive Vice President of Florida Progress Corporation, an electric utility, from April 1997 to August 1998. From March 1996 until March 1997, Mr. Garnett was a senior advisor with Putnam, Hayes & Bartlett, an economic and management consulting firm. From September 1981 until December 1995, he was a senior executive at Allegheny Power System, Inc., an electric utility, serving as the company's chief legal officer and CFO from 1990 until December 1995. Mr. Garnett holds a B.A. in Business Administration from Colby College, an M.B.A. from the Wharton Graduate School of Commerce and Finance, and a J.D. from New York University School of Law.

     FRANK W. GETMAN JR., age 38, has served as Chairman of the Company's Board of Directors since May 2000 and as its President and Chief Executive Officer since May 1998. From September 1996 to May 1998, Mr. Getman was Chief Operating Officer of the Company and Great Bay. Mr. Getman served as Vice President, Secretary and General Counsel of Great Bay from August 1995 to May 1998. From September 1991 to August 1995, Mr. Getman was an attorney with the law firm of Hale and Dorr LLP, Boston, Massachusetts. Mr Getman is a director of HoustonStreet, a crude oil and refined products trading exchange in which BayCorp holds a 45.9% equity interest. Mr. Getman holds J.D. and M.B.A. degrees from Boston College and a B.A. in Political Science from Tufts University.

     JAMES S. GORDON, age 48, has served as a director of the Company since May 2001. Mr. Gordon has served as President of Energy Management, Inc., a privately held independent power company, since 1975. Energy Management, Inc. developed seven power plants in New England. Mr. Gordon is the President of Cape Wind Associates, a partnership working to permit, finance and operate an offshore wind farm approximately five miles off the coast of Nantucket, Massachusetts. Mr. Gordon founded the Competitive Power Coalition of New England and formerly served as its Chairman. Mr. Gordon holds a B.S. in Broadcasting and Film from Boston University.

     MICHAEL R. LATINA, age 29, has served as a director of the Company since February 1999. Mr. Latina has served as an independent consultant to the energy industry since July 2001. From January 1998 to July 2001, Mr. Latina was a portfolio manager for Elliott Management Corporation, an affiliate of Elliott Associates, L.P., having served as an analyst at Elliot Management Corporation from March 1996 to January 1998. Mr. Latina is a director of Horizon Offshore, Inc., an offshore construction company, and HoustonStreet, a crude oil and refined products trading exchange in which Baycorp holds a 45.9% equity interest. He served as a Director of Solid State Geophysical, Inc. from 1996 to 1997 and worked as an investment banker with Bear, Stearns & Co., Inc. from 1994 to 1996. Mr. Latina holds a B.S. in Finance from New York University's Stern School of Business.

     LAWRENCE M. ROBBINS, age 32, has served as a director of the Company since February 1999. Mr. Robbins has served as the Chief Executive Officer of Glenview Capital Management since September 2000. From January 1995 to September 2000, Mr. Robbins served as a general partner of Omega Advisors, Inc., where he was a portfolio manager since January 1995. Mr. Robbins is a Certified Public Accountant and graduated from the University of Pennsylvania, earning degrees from the Wharton School and the Moore School of Engineering.

     JOHN A. TILLINGHAST, age 74, has served as a director of the Company since November 1994 and was the President and Chief Executive Officer of the Company from April 1995 until May 1998. Mr. Tillinghast served as the Company's Chief Engineer from April 1995 through May 2000. Since 1987, Mr. Tillinghast has served as President and the sole stockholder of Tillinghast Technology Interests, Inc. ("TILTEC"), a private consulting firm. From 1986 to 1993, Mr. Tillinghast served as Chairman of the Energy Engineering Board of the National Academy of Sciences. He holds an M.S. in Mechanical Engineering from Columbia University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 2001, its directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except (i) the Omega Group entities, holders of more than 10% of the Company's Common Stock, inadvertently did not file a Form 4 with the Commission in connection with its purchases of the Company's Common Stock in October 2000, November 2000, December 2000, July 2001 and August 2001, but reported those purchases on Form 4s filed on October 4, 2001 and (ii) Mr. Robbins, a director of the Company, inadvertently did not file a Form 4 with the Commission in connection with his receipt in January 2001 of an option to acquire 20,000 shares of the Company's Common Stock, but reported that option grant on a Form 4 filed on June 8, 2001.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met twelve times (including by telephone conference and by written consent) during 2001. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's 1996 Stock Option Plan, as amended, and the Company's 2001 Non-Statutory Stock Option Plan. The Compensation Committee met in October 2001 to review and consider officer compensation for 2001 and establish compensation policies for 2002. The current members of the Compensation Committee are Messrs. Ellis, Garnett, Latina and Robbins.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met quarterly during 2001 to review the Company's quarterly unaudited financial results in accordance with Statement of Accounting Standards No. 71, which requires the Audit Committee to review the Company's quarterly unaudited financial statements before they are filed by the Company with the Commission. In addition, the Audit Committee met in February 2002 to review the results of the audit of fiscal year 2001 and in March 2002 to consider matters relating to the selection of the Company's independent auditors. The current members of the Audit Committee are Messrs. Ellis, Garnett, Gordon and Robbins.

     From December 29, 2000 to May 2, 2001, the Board of Directors had a Special Committee of independent directors, which met four times in 2001. The Special Committee analyzed various financing alternatives proposed by HoustonStreet, then-current HoustonStreet investors and potential HoustonStreet investors. The Special Committee recommended to the Company's Board of Directors that the Company participate in HoustonStreet's sale of senior secured promissory notes, Series C preferred stock warrants and common stock warrants that closed on March 30, 2001. See "Certain Relationships and Related Transactions."

     The Company has no nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Employee directors do not receive any compensation for serving on the Board. Non-employee directors receive $2,500 per quarter, plus reasonable expenses. Non-employee directors are also eligible to receive stock option grants in accordance with a formula specified in the 1996 Plan. In October 2001, the Company granted to each director a non-statutory option to acquire 20,000 shares of Common Stock at $9.05 per share. Each of these options will be exercisable upon and only upon the closing of the sale of the Company's interests in the Seabrook Project (the "Contingent Options").

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer, the Company's Chief Operating Officer and the Company's Vice President of Finance (together, the "Named Executive Officers"). As of December 31, 2001, the Company did not have any other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                     ANNUAL COMPENSATION                        ---------------------
                                     --------------------                       SECURITIES UNDERLYING
                                      SALARY      BONUS       OTHER ANNUAL          OPTIONS/SARS
NAME AND PRINCIPAL POSITION  YEAR     ($)(1)      ($)(1)     COMPENSATION($)    (NO. OF SHARES)(#)(2)
---------------------------  ----    --------    --------    ---------------    ---------------------
Frank W. Getman Jr. ......   2001    $169,673    $      0(3)     $     0                20,000
  President and              2000     160,000     100,000(4)      12,500(5)             20,000
  Chief Executive Officer    1999     156,609           0         12,504(5)            164,000
Anthony M.
  Callendrello(6).........   2001     136,019      30,000              0                50,000
  Chief Operating Officer    2000      89,508      30,000(7)           0                30,000
  and Secretary
Patrycia T. Barnard(8)....   2001     136,019      30,000              0                     0
  Vice President of Finance

---------------
(1) Amounts shown represent cash compensation earned by the Named Executive Officers for the fiscal years presented. Excludes amounts paid by HoustonStreet to Mr. Getman in 2000 or 2001. See "Employment Agreements."

(2) The option exercise price is equal to the fair market value of the Common Stock on the date of grant. In addition, in October 2001, the Company granted Contingent Options to each of the Named Executive Officers. The Company granted Contingent Options to acquire 50,000 shares to Mr. Getman, Contingent Options to acquire 40,000 shares to Mr. Callendrello and Contingent Options to acquire 20,000 shares to Ms. Barnard, in each case exercisable, once vested, at $9.05 per share. Each of these options will be exercisable upon and only upon the closing of the sale of the Company's interests in the Seabrook Project. In accordance with the rules of the Commission relating to beneficial ownership of options that are contingent on external events, the occurrence of which is uncertain and the timing of which is unknown, the Contingent Options are excluded.

(3) In January 2002, the Company paid a bonus of $100,000 to Mr. Getman to recognize his performance in 2001.

(4) Represents payment received in 2000 for Mr. Getman's performance in 1999.

(5) Amount shown represents compensation in the form of partial forgiveness of a loan to Mr. Getman. See "Employment Agreements."

(6) Mr. Callendrello joined the Company on April 3, 2000.

(7) Represents payment received in 2001 for Mr. Callendrello's performance in 2000.

(8) Ms. Barnard was promoted to Vice President of Finance in January 2001 and became a Named Executive Officer at that time.

     Option/SAR Grant Table. The following table sets forth certain information regarding options and SARs granted during 2001 by the Company to its executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                    ---------------------------------------------------------   POTENTIAL REALIZABLE
                                     NUMBER OF                                                    VALUE AT ASSUMED
                                    SECURITIES    PERCENT OF TOTAL                                 RATES OF STOCK
                                    UNDERLYING      OPTION/SARS                                  PRICE APPRECIATION
                                    OPTION/SARS      GRANTED TO      EXERCISE OR                 FOR OPTION TERM(3)
                                    GRANTED AND     EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                                COMPANY(1)      FISCAL YEAR       ($/SH)(2)       DATE         5%          10%
----                                -----------   ----------------   -----------   ----------   ---------   ---------
Frank W. Getman Jr. ..............    20,000            28.4%          $10.25      5/02/2008    $ 83,456    $194,487
Anthony M. Callendrello...........    50,000            70.9%          $10.25      5/02/2008     208,639     486,218
Patrycia T. Barnard...............         0              --               --             --           0           0

---------------
(1) Excludes Contingent Options. See "Executive Compensation -- Summary Compensation Table -- Note 2."

(2) The exercise price of the options is equal to the fair market value of the Company's Common Stock on the date of grant. The exercisability of these options is accelerated upon the occurrence of a change in control (as defined in the 1996 Plan).

(3) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the dates the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

     Option Exercises and Year-End Values. The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 2001 by each of the Company's executive officers and the number and value of unexercised options held by each of the these executive officers on December 31, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                OPTION/SARS AT FISCAL    OPTIONS/SARS AT FISCAL
                                                                    YEAR-END(#)(1)           YEAR-END($)(2)
                                      SHARES                    ----------------------   ----------------------
                                    ACQUIRED ON      VALUE           EXERCISABLE/             EXERCISABLE/
NAME                                EXERCISE(#)   REALIZED($)       UNEXERCISABLE            UNEXERCISABLE
----                                -----------   -----------   ----------------------   ----------------------
Frank W. Getman Jr. ..............       0             0           224,333/123,417         $624,066/$239,909
Patrycia T. Barnard...............       0             0             40,000/20,000           $173,250/$7,000
Anthony M. Callendrello...........       0             0            10,000/110,000            $5,250/$24,500

---------------
(1) Includes Contingent Options. See "Executive Compensation -- Summary Compensation Table -- Note 2."

(2) Based on the fair market value of the Company's Common Stock on December 31, 2001 ($9.40 per share).

EMPLOYMENT AGREEMENTS

     On May 25, 2000, the Company entered into an employment agreement with Frank W. Getman Jr. (the "Getman Employment Agreement") pursuant to which Mr. Getman agreed to serve as the Company's Chairman, President and Chief Executive Officer through July 31, 2003. The Getman Employment Agreement provides for an annual salary of $175,000 as of May 25, 2001 with an increase to $200,000 after May 25, 2002. Separately, on May 5, 1998, the Company loaned Mr. Getman $25,000 to purchase shares of the Company's Common Stock. In accordance with the terms of this loan, the Company forgave $12,500 of the loan on each of May 5, 1999 and May 5, 2000.

     If Mr. Getman's employment with the Company terminates in a "Qualifying Termination" in connection with a "Change in Control" (each as defined in the Getman Employment Agreement), (i) Mr. Getman is entitled to receive in cash an amount equal to the greater of the sum of his annual salary from the date of termination until the date of expiration of the Getman Employment Agreement or twice his annual salary at the date of such Change in Control; (ii) all outstanding stock options shall become immediately exercisable, and (iii) the non-competition and non-solicitation clauses contained in Subsections 5.c and 5.d of the Getman Employment Agreement shall cease to apply. Under certain circumstances identified in the Getman Employment Agreement, the Company may be required to pay to Mr. Getman additional compensation such that the total of the amounts payable under clause (i) above and the value of Mr. Getman's options (as defined in the Getman Employment Agreement) is $500,000. A Qualifying Termination will be treated as having occurred if, prior to the second anniversary of a Change in Control, (i) Mr. Getman's employment is terminated other than for cause or (ii) Mr. Getman voluntarily resigns following, generally, any material impairment or material adverse change in his working conditions, authority, position or compensation as compared with that in effect immediately prior to the Change in Control.

     On September 1, 2000, HoustonStreet entered into an employment agreement with Frank W. Getman Jr. (the "Getman/HSE Employment Agreement") pursuant to which Mr. Getman agreed to serve as HoustonStreet's President and Chief Executive Officer through August 31, 2003. Under the Getman/HSE Employment Agreement, Mr. Getman earned $52,923 in salary in 2000, $165,577 in salary in 2001, and will earn additional salary in future years. Other terms of the Getman/HSE Employment Agreement are substantially similar to the terms of Mr. Getman's employment agreement with BayCorp.

     On November 21, 2001, the Company entered into a Retention and Incentive Agreement with Patrycia T. Barnard, the Company's Vice President of Finance and Treasurer. The agreement provides a one year severance payment to Ms. Barnard that is payable upon and only upon a liquidation (as defined below) of the Company, provided Ms. Barnard is employed by the Company at that time. For purposes of the agreement, liquidation means "final liquidation of substantially all of the assets of the Company and the approval of a plan of distribution of the Company's assets net liabilities to its stockholders."

     On November 30, 2001, the Company also entered into a Retention and Incentive Agreement with Anthony M. Callendrello, the Company's Chief Operating Officer. The agreement would provide a $100,000 bonus to Mr. Callendrello upon the closing of the sale of the Company's interests in the Seabrook Project within time frames established in the agreement. The agreement also provides a six month severance payment to Mr. Callendrello that is payable upon and only upon the liquidation (as defined above) of the Company, provided Mr. Callendrello is employed by the Company at that time. In addition, the agreement establishes goals and financial incentives for achieving certain pre-closing objectives.

     On December 5, 2001, the Company entered into a similar Retention and Incentive Agreement with Mr. Getman, establishing goals and financial incentives for achieving certain pre-closing objectives. Mr. Getman's agreement does not contain a retention bonus component. The Company's relationship with Mr. Getman is governed by the Getman Employment Agreement.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. As of December 31, 2001, the

Company had three executive officers: its President/Chief Executive Officer, its Chief Operating Officer/ Secretary and its Vice President of Finance. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. Stock options granted under the 1996 Plan and the 2001 Plan are a key component of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     In May 2001, the Board approved a grant to Mr. Getman of options to purchase 20,000 shares of the Company's Common Stock, and a grant to Mr. Callendrello of options to purchase 50,000 shares of the Company's Common Stock, each at an exercise price of $10.25 per share, the closing price of the Company's Common Stock on the grant date. Mr. Getman's options vested upon grant and Mr. Callendrello's options vest in three equal annual installments on May 2, 2002, May 2, 2003 and May 2, 2004.

     In October 2001, the Compensation Committee approved a $100,000 bonus payment to Mr. Getman for his performance in 2001, payable in January 2002. In May 2000, the Company entered into an employment agreement with Mr. Getman pursuant to which Mr. Getman agreed to serve as the Chairman, President and Chief Executive Officer of the Company. See "Employment Agreements." The Compensation Committee determined Mr. Getman's compensation based on their judgment of Mr. Getman's historical and expected contributions to the Company and the value of his experience and knowledge of the Company's industry.

     Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and each of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m). In any event, there can be no assurance that compensation attributable to stock options granted under the 1996 Plan or the 2001 Plan will be exempt from Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Alexander Ellis III
                                          Stanley I. Garnett, II
                                          James S. Gordon
                                          Michael R. Latina
                                          Lawrence M. Robbins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Messrs. Ellis, Garnett, Gordon, Latina and Robbins. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee meets with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met four times during 2001 to review the Company's unaudited quarterly financial results in accordance with Statement of

Accounting Standards No. 71. In addition, the Audit Committee met in February 2002 to review the results of the audit of fiscal year 2001 and in March 2002 to consider matters relating to the selection of the Company's independent auditors.

     The current members of the Audit Committee are Messrs. Ellis, Garnett, Gordon and Robbins. Messrs. Ellis, Garnett and Gordon are independent as that term is defined in Section 121 of the Company Guide of the American Stock Exchange ("AMEX"), where the Company's shares are listed. Mr. Robbins, who does not meet the AMEX standard of independence for audit committee purposes, has served as a director and a member of the audit committee since February 1999. Under the AMEX independence standards, a director is not considered independent for audit committee purposes if he is employed by the Company or any of its affiliates during the current year or any of the past three years. The AMEX independence standards provide that a stockholder holding 10% or more of the Company's outstanding shares may be deemed an affiliate of the Company.

     From January 1995 to September 2000, Mr. Robbins was a general partner of Omega Advisors, Inc., where he also served as a portfolio manager. As of March 1, 2002, Omega Advisors, Inc. and its affiliates owned approximately 33% of the Company's shares outstanding. As such, Mr. Robbins may be considered an affiliate of the Company and therefore, would not meet the AMEX standard of independence for audit committee purposes. Nevertheless, the Company's Board of Directors determined that Mr. Robbins' membership on the Audit Committee is in the best interests of the Company and its stockholders because of his financial proficiency culled from experience as an analyst, portfolio manager, and Certified Public Accountant.

     Pursuant to the AMEX listing requirements, the Audit Committee operates under a written charter approved by the Board of Directors. The Audit Committee's current charter was attached as Annex A to the Company's Proxy Statement filed with the Commission on April 3, 2001.

     In fulfilling its oversight responsibilities regarding the Company's financial statements for the year ended December 31, 2001, the Audit Committee reviewed with management the audited financial statements included in the Company's Annual Report. This review included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and other matters required for discussion under Statement of Accounting Standards No. 61.

     The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. Further, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board approved, that the Company's audited financial statements for the year ended December 31, 2001 be included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Alexander Ellis III
                                          Stanley I. Garnett, II
                                          James S. Gordon
                                          Lawrence M. Robbins

MATTERS RELATING TO THE INDEPENDENT AUDITORS

     Appointment of Independent Auditors for 2002. Arthur Andersen LLP ("Andersen") has served the Company's independent auditor since 1995. In light of the current uncertainty surrounding Andersen, the Audit Committee recommended that the Company's Board of Directors temporarily postpone the selection of the Company's independent auditors for 2002.

     Although stockholder approval of the Board of Directors' selection of the Company's independent auditors is not required by law, the Board of Directors solicited and obtained stockholder approval of Andersen's selection as the Company's independent auditors each year since 1995. This year, the Board of Directors believes that it is advisable to review the Company's relationship with Andersen. Accordingly, the Audit Committee has not recommended yet, and the Board has not selected, the Company's independent auditor for 2002.

     The Audit Committee intends to carefully consider a potential accounting firm's qualifications as independent accountants before recommending an independent auditor to the Board for appointment. This may include a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also intends to analyze matters required to be considered under the Commission's Rules on Auditor Independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

     Appointment of Andersen for 2001. In March 2001, the Board of Directors appointed Andersen to examine the Company's consolidated financial statements for the fiscal year ending December 31, 2001. The Committee noted Andersen's expertise in serving energy companies, including Andersen's work on behalf of the Seabrook Project and other New England energy companies.

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2001 and for the reviews of the Company's consolidated financial statements included in its Quarterly Reports on Form 10-Q for that year was $97,735.

     Financial Information Systems Design and Implementation Fees. During 2001, Andersen did not perform any services for the Company relating to the design or implementation of the Company's financial information systems.

     All Other Fees. During 2001, Andersen billed $249,993 in aggregate fees for all services rendered by Andersen, other than the audit fees described above. The Audit Committee of the Board of Directors considered whether providing these non-audit services is compatible with maintaining Andersen's independence. The Audit Committee determined that Andersen's objectivity in performing the Company's audit was not impaired by the provision of non-audit services by Andersen, particularly in light of the relationship between Andersen's non-audit services and Andersen's annual revenues.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock and in the case of periods before the Restructuring Date, on the Common Stock of Great Bay Power Corporation, the Company's predecessor and currently a whole owned subsidiary of the Company, with the cumulative total return for the S&P 500 Stock Index and the Philadelphia Stock Exchange Utility Index. This graph assumes the investment of $100 on December 31, 1996 in the Company's Common Stock, the S&P 500 Stock Index and UTY Philadelphia Stock Exchange Utility Index and assumes dividends are reinvested. Measurement points are at December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 29, 2000 and December 31, 2001.

                          COMPARATIVE TOTAL RETURNS(1)
             BAYCORP HOLDINGS, LTD.(2), S&P 500, UTY UTILITY INDEX
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 2001)



                    [COMPARATIVE TOTAL RETURNS GRAPHIC]<QC>

         --------------------------------------------------------------------------------------
                                12/31/96   12/31/97   12/31/98   12/31/99   12/29/00   12/31/01
         --------------------------------------------------------------------------------------
          BayCorp Holdings,
           Ltd.                 $100.00    $ 77.94    $ 41.18    $113.97    $ 77.94    $110.59
          S&P 500               $100.00    $133.36    $171.48    $207.56    $188.66    $166.24
          UTY Index             $100.00    $126.53    $141.61    $112.57    $158.97    $133.49

---------------
(1) Assumes $100 invested at the close of trading on December 31, 1996 in the Common Stock of the Company, the S&P 500, and the UTY Utility Index. Cumulative total return assumes reinvestment of dividends.

(2) For purposes of this chart, BayCorp Holdings, Ltd. Is treated as the successor to Great Bay Power Corporation. Trading of BayCorp Holdings, Ltd. Common Stock commenced on January 28, 1997.

                APPROVAL OF 2001 NON-STATUTORY STOCK OPTION PLAN

     The Company's Board of Directors approved the 2001 Non-Statutory Stock Option Plan as of May 2, 2001. The Plan authorizes the Board to issue non-statutory options to purchase up to 500,000 shares of the Company's Common Stock.

     A complete copy of the 2001 Plan is attached as Annex A to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete copy of the 2001 Plan.

THE 2001 NON-STATUTORY STOCK OPTION PLAN

     General. The following summary of the Company's 2001 Plan is intended to assist you in becoming familiar with the 2001 Plan, but does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2001 Plan, which is attached as Annex A to this Proxy Statement. In the case of any conflict or apparent conflict between the following summary and the full text of the 2001 Plan, the full text will control.

     Purpose of the 2001 Plan. The 2001 Plan is designed to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" includes the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code. The 2001 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Administration. The Company's Board of Directors administers the 2001 Plan. One or more of the Company's employees may be elected to the Board of Directors and, currently, Frank W. Getman Jr., an employee of the Company, is a member of the Board of Directors. The Board of Directors is elected at the annual meeting of the Company's stockholders by those stockholders who have the right to vote on that election. Each director holds office until the next annual meeting and until his successor is elected and qualified, or until his death, resignation or removal. Any vacancy is filled by a vote of the majority of the directors then in office. A director may be removed only for cause by the affirmative vote of the holders of two thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote.

     Eligible Employees. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors so determines.

     Shares Available for Stock Options. Subject to adjustment for recapitalizations and related transactions the maximum number of shares of Common Stock which may be issued and sold under the 2001 Plan is 500,000 shares. If an option granted under the 2001 Plan will expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option will again be available for subsequent option grants under the 2001 Plan. If shares issued upon exercise of an option under the 2001 Plan are tendered to the Company in payment of the exercise price of an option granted under the 2001 Plan, such tendered shares will again be available for subsequent option grants under the 2001 Plan.

     Purchase Price. The purchase price per share of stock deliverable upon the exercise of an option will be determined by the Board of Directors. Notwithstanding the foregoing, from and after the registration of the common stock of the Company under the Exchange Act, the purchase price per share of stock deliverable upon the exercise of an option will be determined either (i) by the Board of Directors, of which all members will be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom will be a "disinterested person." For the purposes of the 2001 Plan, a director is deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time and also qualifies as an "outside director" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time.

     Payment. The option price is to be paid in full by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the 2001 Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option will be determined by the Board of Directors.

     Transfer. Options are not assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, will be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

     Termination. Subject to the provisions of the 2001 Plan, the Board of Directors will determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods will be set forth in the agreement evidencing such option.

     Stock Option Agreement. Each stock option will be confirmed by a stock option agreement that will be executed by the Chairman of the Board of Directors or the President on behalf of the Company and by the person to whom such stock option is granted.

     Adjustment and Acceleration. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of common stock of the Company ("Common Stock") are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the 2001 Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the 2001 Plan, and (z) the price for each share subject to any then outstanding options under the 2001 Plan, without changing the aggregate purchase price as to which such options remain exercisable.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options will become exercisable in full immediately prior to such event.

     The Company may grant options under the 2001 Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

     The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the 2001 Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the 2001 Plan may be exercised.

     Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of an optionee, all options that were not yet exercisable by the optionee will immediately be exercisable.

     Notwithstanding any other provision of the 2001 Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding will be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the 2001 Plan prior to any given date will terminate. For purposes of the 2001 Plan, a "Change in Control of the Company" will occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the 2001 Plan (not including any period prior to the adoption of the 2001 Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i),
(iii) or (iv) of this Section 12(d)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by two-thirds of the Disinterested Directors prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the 2001 Plan. If such resolution is adopted, such event will not constitute a Change in Control of the Company for any purpose of the 2001 Plan.

     Amendment. The Board of Directors may at any time, and from time to time, modify or amend the 2001 Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     The termination or any modification or amendment of the 2001 Plan will not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the 2001 Plan. The Board of Directors will have the right to amend or modify the terms and provisions of the 2001 Plan and of any outstanding option to the extent necessary to ensure the qualification of the 2001 Plan under Rule 16b-3.

     Effective Date and Duration of Plan. The date of adoption of the 2001 Plan is May 2, 2001. No stock option may be granted under the 2001 Plan after May 2, 2011.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Because nonstatutory stock options granted under the 2001 Plan are not transferable and will not be actively traded on an established market, an option holder will not recognize income on the grant of a nonstatutory stock option.

     An option holder will recognize ordinary income at the time of the exercise of a nonstatutory stock option provided the shares issued pursuant to such exercise are either transferable or not subject to a substantial risk of forfeiture. The amount of such ordinary income will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price.

     When ordinary income is recognized by an option holder in connection with the receipt of shares on the exercise of a nonstatutory stock option, the Company will be entitled to a deduction, in the amount of ordinary income so recognized by the option holder, provided the Company satisfies certain federal income tax withholding requirements.

     Gain or loss from the sale or exchange of shares acquired on the exercise of a nonstatutory stock option will generally be treated as capital gain or loss provided the shares are held as capital assets at the time of sale or exchange. If such shares have been held for the requisite holding period, then the capital gain or loss will generally be treated as long-term capital gain or loss. Currently, the requisite holding period for long-term capital gain treatment upon the sale or exchange of shares acquired upon the exercise of a nonstatutory stock option is more than one year.

     The 2001 Plan is not qualified under Section 401(a) of the Code.

CONSULTATION WITH TAX ADVISOR

     The rules governing the tax treatment of options and shares acquired on the exercise thereof are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Option holders are urged to consult with their tax advisers for information with respect to the results which would pertain to their particular circumstances.

     The consequences, under applicable state and local income tax laws, of the grant or exercise of nonstatutory stock options, and the sale or exchange of shares acquired on exercise, may not be the same as under the federal income tax laws.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Eliot, Maine no later than November 30, 2002 for inclusion in the proxy statement for that meeting. Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after November 30, 2002 of an intent to present a proposal at the Company's 2003

Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in the Company's proxy materials.

                                          By Order of the Board of Directors,

                                          FRANK W. GETMAN JR.,
                                          President and Chief Executive Officer

April 1, 2002

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

                             BAYCORP HOLDINGS, LTD.

                      2001 NON-STATUTORY STOCK OPTION PLAN

                                  MAY 2, 2001

1. PURPOSE.

     The purpose of this plan (the "Plan") is to secure for BayCorp Holdings, Ltd. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. TYPE OF OPTIONS AND ADMINISTRATION.

     (a) Types of Options. Options granted pursuant to the Plan will be Non-Statutory Options that are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     (b) Administration.

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the-Plan shall mean and relate to such Committee.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan that make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3. ELIGIBILITY.

     (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 14 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 400,000 shares of common stock during the ten year term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b) Grant of Options to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested personnel within the meaning of Rule 16b-3, as such term is interpreted from time to time and also qualities as an "outside director" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time.

4. STOCK SUBJECT TO PLAN.

     Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 500,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan.

5. FORMS OF OPTION AGREEMENTS.

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6. PURCHASE PRICE.

     (a) General. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7. OPTION PERIOD.

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that options shall be subject to earlier termination as provided in the Plan.

8. EXERCISE OF OPTIONS.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9. NONTRANSFERABILITY OF OPTIONS.

     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

     Subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11. ADDITIONAL PROVISIONS.

     (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

     (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

     (c) Vesting Upon Disability or Death. Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of an optionee, all options that were not yet exercisable by the optionee shall immediately be exercisable.

     (d) Change in Control. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or
(iv) of this Section 12(d) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no

"person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by two-thirds of the Disinterested Directors prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event shall not constitute a Change in Control of the Company for any purpose of the Plan.

12. GENERAL RESTRICTIONS.

     (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

13. RIGHTS AS A SHAREHOLDER.

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     (b) Board Authority to Make Adjustments.  Any adjustments under this
Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15. MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

16. NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

17. OTHER EMPLOYEE BENEFITS.

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

18. AMENDMENT OF THE PLAN.

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

19. WITHHOLDING.

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 19(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

22. CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

23. EFFECTIVE DATE AND DURATION OF THE PLAN.

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors. Amendments to the Plan shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 18) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 15, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

24. PROVISION FOR FOREIGN PARTICIPANTS.

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                          Adopted by the Board of Directors
                                          Effective May 2, 2001.

                             BAYCORP HOLDINGS, LTD.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 24, 2002
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
             COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Frank W. Getman Jr. and Anthony M. Callendrello, each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BAYCORP HOLDINGS, LTD. (the "Company") to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Wednesday, April 24, 2002, at 10:00 a.m., Eastern Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxies are authorized to vote upon such other matters as they may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

1. To elect the following Directors

              FOR          WITHHELD
              [ ]            [ ]

NOMINEES: Alexander Ellis III, Stanley I. Garnett II, Frank W. Getman Jr., James S. Gordon, Michael R. Latina, Lawrence M. Robbins, John A. Tillinghast

For, except withheld from the following nominees(s):

____________________________________________________________________________

2. To approve the proposal to adopt the Company's 2001 Non-Statutory Stock Option Plan.

              FOR           AGAINST           ABSTAIN
              [ ]             [ ]               [ ]

3. To transact such other business as may properly come before the meeting or any adjournment thereat.

              FOR           AGAINST           ABSTAIN
              [ ]             [ ]               [ ]

Mark box at right if you plan to attend the meeting.                       [ ]

Mark box at right if comments or address change have been noted on
the reverse side of this card.                                             [ ]


STOCKHOLDER ________________________________________   DATE __________________

CO-HOLDER (IF ANY) ___________________________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.